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                                                                    Exhibit 99.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-76880) on Form S-3/A of Calpine Corporation of our report dated March 11, 2004 except for Note 9, as to which the date is August 20, 2004, relating to the financial statements of Acadia Power Partners LLC, appearing as
Exhibit 99.1 in Calpine Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX
September 10, 2004